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                                                                    Exhibit 99.8

                          3,950,000 Rights to Purchase
                           Shares of Common Stock of

                          AMERICAN ANNUITY GROUP, INC.

                      Initially Offered Pursuant to Rights
                          Distributed to Shareholders

To Our Clients:

  Enclosed for your consideration are a Prospectus, dated August ___, 1995 (the "Prospectus"), and the Instructions as to Use of Rights Certificates (the "Instructions") relating to the offering (the "Offering") of up to [3,950,000] shares of common stock, $1.00 par value per share, (the "Common Stock") of American Annuity Group, Inc. (the "Company") at a price of $[_________] per share (the "Subscription Price") pursuant to transferable subscription rights ("Rights") initially distributed to holders of record of Common Stock at the close of business on August ___, 1995 (the "Record Date").

  As described in the accompanying Prospectus, you will receive one Right for every ten shares of Common Stock carried by us in your account as of the Record Date. Rights will entitle you to subscribe for and purchase from the Company one share of Common Stock (an "Underlying Share") at the Subscription Price (the "Basic Subscription Privilege"). If you exercise your Basic Subscription Privilege in full, you will also have the right to subscribe, at the Subscription Price, for additional Underlying Shares (the "Oversubscription Privilege") available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Remaining Shares"), subject to proration and reduction as described in the Prospectus. If the number of Remaining Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Remaining Shares will be allocated pro rata (subject to the elimination of fractional Remaining Shares) among those Rights Holders exercising the Oversubscription Privilege based on the the respective number of Underlying Shares purchased by such Rights Holders pursuant to the Basic Subscription Privilege.

  Rights are transferable, and Rights Holders that wish to sell their Rights may do so. It is anticipated that the Rights will trade on the New York Stock Exchange until the close of business on the last trading day prior to the date of the Expiration Date (as defined below). There can be no assurance, however, that a trading market in the Rights will develop.

  The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises and sales of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Underlying Shares or attempt to sell any Rights to which you are
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entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Instructions.

  Your instructions to us should be forwarded as promptly as possible to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m. Eastern Time, on September ___, 1995, unless extended by the Company (the "Expiration Date"). Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

  If you wish to have us, on your behalf, exercise Rights to purchase any Underlying Shares to which you are entitled or attempt to sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

  IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE, TRANSFER OR SELL YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE.

                                  Very truly yours,
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                          AMERICAN ANNUITY GROUP, INC.

                       INSTRUCTIONS TO RECORD DATE HOLDER


  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock pursuant to the exercise of Rights.

  This will instruct you whether to exercise or attempt to sell Rights to purchase Underlying Shares distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to the Use of Rights Certificates.


1.      [ ]     Please DO NOT EXERCISE RIGHTS for Shares.

2.      [ ]     Please EXERCISE RIGHTS for Shares as set forth below:

                Basic Subscription Right:___________________ x $[     ] = $_____________(a)
                                            (no. of Shares)

                Oversubscription Right:____________________ x $[     ] = $_____________(b)
                                            (no. of Shares)

                              Total Payment Required  [(a) + (b)]        $____________(c)

                [ ]           Payment in the following amount is enclosed: $__________(d)

                [ ]           Please deduct payment from the following account maintained by you as follows:


                              _________________________         _________________________
                              Type of Account                   Account No.

                                Amount to be deducted:  $___________(e)

3.      [ ]     Please attempt to SELL ____________ RIGHTS.

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___________________________________________

___________________________________________

___________________________________________
     Signature(s)

Please type or print name(s) below


___________________________________________     Date _____________________, 1995

___________________________________________

___________________________________________

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